Exhibit 10.2

AMENDMENT TO

CONTRIBUTION AGREEMENT

(RPT 1425)

THIS AMENDMENT TO CONTRIBUTION AGREEMENT is entered into as of December 20, 2005 by and among Republic Property Trust, a Maryland real estate investment trust (“Republic”), Republic Property Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and the partners of RPT 1425 Investors L.P., a Delaware limited partnership (“RPT 1425”) (each a “Partner” and, collectively, the “Partners”), which Partners are represented by RPT 1425 (General Partner) LLC, a Delaware limited liability company (the “General Partner”), as the attorney-in-fact and agent of each Partner.

WHEREAS, Republic, the Operating Partnership and the Partners previously entered into that certain Contribution Agreement dated as of September 23, 2005 (the “Contribution Agreement”); and

WHEREAS, Republic, the Operating Partnership and the Partners desire to clarify certain terms of the Contribution Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       A new sentence shall be added at the end of Section 1.1(a), which shall read:

“Subject to the terms and conditions hereof, the General Partner agrees to contribute or otherwise transfer to the Operating Partnership, and the Operating Partnership agrees to acquire and accept from the General Partner, at the Closing, all of the General Partner’s interests and rights, including managerial rights, under the RPT 1425 Agreement.”

2.                                       A new Section 4.4 shall be added to the Contribution Agreement, which shall read:

“4.4                           Tax Treatment of Transactions.  Each of the parties hereby agrees (I) that, the transactions contemplated by this Agreement are to be treated for federal income tax purposes, as an “assets over form” merger, as prescribed by Treasury Regulations Sections 1.708-1(c)(3)(i) and 1.708-1(c)(4), (II) that such party will treat the transactions contemplated by this Agreement as described in clause (I) for federal income tax purposes, and will take no position inconsistent with such treatment, and (III) that such party will treat the contribution of any Interest to the Operating Partnership (i) by each Non-U.S. Partner and (ii) by each U.S. Partner receiving Cash Consideration, in either case pursuant to this Agreement, as a sale of such Partner’s entire Interest for federal income tax purposes, and will take no position inconsistent with such treatment.”

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IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Amended Agreement, or caused the Amended Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

Republic Property Trust

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

Republic Property Limited Partnership

By: Republic Property Trust, its General Partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

Partners of RPT 1425 Investors L.P.

Bowman Brown	**

Breckenridge Finance	**

Cabana Pacific	**

Camay Trust	**

Citco Global Custody N.V.	**

Clearwater Investments	**

Colville International Ltd.	**

Dicara Limited	**

Greencay SA	**

Hopkins Participation Corporation	**

Hyun Sook Hamlyn	**

Inversiones 2205	**

KRIVCO/1425 LLC	**

Laredo Development	**

New Olympia Holdings	**

Seam Finance	**

Stonehouse Towers Inc.	**

Telford Associates Limited	**

Triton Overseas Ltd.	**

Unimar, Inc.	**

** Pursuant to a Power of Attorney

By: RPT 1425 (General Partner) LLC

/s/ Mark R. Keller
By:	Mark R. Keller
Manager
Attorney-in-Fact